FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                ______________________________________________


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report July 30, 2003
                       (Date of earliest event reported)


                          DENTSPLY INTERNATIONAL INC
                (Exact name of Company as specified in charter)



                    Delaware             0-16211       39-1434669
              (State of Incorporation) (Commission   (IRS Employer
                                        File Number) Identification No.)




               570 West College Avenue, York, Pennsylvania    17405
              (Address of principal executive offices)      (Zip Code)



                                (717) 845-7511
               (Company's telephone number including area code)









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Item 7. Financial Statements and Exhibits

(a)  Financial Statements - Not applicable.

(b)  Exhibits:

    99.1 The Dentsply International Inc. second quarter 2003 sales and earnings release issued July 30, 2003 as referenced in Item 12.

Item 12. - Disclosure of Results of Operations and Financial Condition

   The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

   On July 30, 2003, the Company issued a press release disclosing its second quarter 2003 sales and earnings. This earnings release references net sales excluding precious metal content. Due to the fluctuations of precious metal prices and because the precious metal content of the Company's sales is largely a pass-through to customers and has minimal effect on earnings, the Company reports sales both with and without precious metals to show the Company's performance independent of precious metal price volatility and to enhance comparability of performance between periods. A copy of the Company's press release is attached hereto as Exhibit (99.1) and is hereby incorporated by reference.


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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                                       (Company)



                                          /s/ Bret W. Wise
                                              Bret W. Wise
                                              Senior Vice President and
                                              Chief Financial Officer

Date: July 30, 2003